Enterprise Acquisition Corp. Announces Separate Trading of Common Stock and Warrants

BOCA RATON, Florida—PR Newswire—November 29, 2007—Enterprise Acquisition Corp. (AMEX: EST.U) (the “Company”) announced today that UBS Securities LLC and Ladenburg Thalmann & Co. Inc., the representatives of the underwriters for its initial public offering of units, have notified it that beginning Monday, December 3, 2007, the holders of the Company’s units may separately trade the shares of common stock and warrants included in the units. The units not separated will continue to trade on the American Stock Exchange under the symbol EST.U. The common stock and warrants will trade on the American Stock Exchange under the symbols EST and EST.WS, respectively.

The Company is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses.

Forward-Looking Statements

This press release may contain certain forward-looking statements including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in the Company’s prospectus and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Enterprise Acquisition Corp.